Exhibit 99.1

inContact Announces Preliminary Third Quarter 2015 Revenue

and Sets Conference Call Date

SALT LAKE CITY – October 8, 2015 – inContact (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center agent optimization tools, today announces the company will hold a conference call on Thursday, October 29, 2015 at 4:30 p.m. Eastern Time to discuss results for the third quarter 2015. Financial results will be issued in a press release after the close of the market the same day.

Based on preliminary, unaudited financial results, the Company expects to report total third quarter 2015 consolidated revenue of approximately $55.5 million, up 26% year over year. The Company expects to report software revenues of approximately $36.5 million, up 39% year over year, for the quarter. The Company expects to report an increase in Annualized Monthly Recurring Software Revenue1 of approximately 49%, year over year, for the quarter.

inContact CEO Paul Jarman and CFO Greg Ayers will host the presentation, followed by a question and answer period.

Date: Thursday, October 29, 2015

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

Dial-in Number: 1-866-952-1906

International Dial-in Number: 1-785-424-1825

Conference ID#: INCONTACT

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the inContact switchboard at +1-801-320-3200.

A replay of the call also will be available via telephone after 7:30 p.m. Eastern Time on the same day and until November 5, 2015:

Toll-free replay number: 1-877-870-5176?

International replay number: 1-858-384-5517

Replay Pin Number: 1233208

An audio file of the call will be available after November 5, 2015 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section.

Additional Information

•	Learn more about available cloud solutions from inContact

•	Follow @inContact on Twitter

•	Become a fan of inContact on Facebook

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader that makes it easy and affordable for organizations around the globe to create stand-out customer experiences while at the same time meeting their key business metrics. inContact continuously innovates in the cloud and is the only provider to offer a complete cloud customer interaction platform that is purpose built for enterprise and government organizations who operate in multiple divisions, locations and global regions. Named as Market Leader in the 2015 Ovum Decision Matrix and winner of the 2014 CRM Magazine Rising Star Award, inContact has deployed over 2,200 cloud contact center instances. To learn more, visit www.incontact.com.

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical facts which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the Company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements. Please click here for the complete Safe Harbor statement.

[1]

Our Annualized Monthly Recurring Software Revenue equals the recurring software revenue of the last month of the quarter, produced by our customers’ utilization of our subscription software services, multiplied by 12. Monthly Recurring Software Revenue excludes perpetual license software revenue and related perpetual software implementation revenue.

inContact® is the registered trademark of inContact, Inc.

Media Contacts:

Cheryl Andrus

cheryl.andrus@incontact.com

(801) 320-3646

Investor Contact:

Edward Keaney

Market Street Partners

ekeaney@marketstreetpartners.com

(415) 445-3238